UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2012

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 735-0092

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 15, 2012, U.S. Auto Parts Network, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 30,645,764 shares of the Company’s common stock were entitled to vote as of March 19, 2012, the record date for the Annual Meeting. There were 28,668,374 shares present in person or by proxy at the Annual Meeting, at which the Company’s stockholders were asked to vote on two proposals. The proposals are described in more detail in the Company’s definitive proxy statement dated April 2, 2012 for the Annual Meeting. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 - Election of Directors

The stockholders elected two Class III directors to serve a three-year term, until the Company’s 2015 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Fredric W. Harman	24,450,476	969,362	3,248,536
Warren B. Phelps III	24,450,477	969,361	3,248,536

Proposal No. 2 - Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2012

The stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012. The results of the vote were as follows:

For	Against	Abstaining
27,684,118	9,679	974,577

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2012	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ DAVID ROBSON
David Robson Chief Financial Officer